UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

AboveNet, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (914) 421-6700

 (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 4, 2010, AboveNet, Inc. (the “Company”), and its wholly-owned subsidiaries AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, and AboveNet International, Inc. (such subsidiaries, together with the Company, the “Borrowers”), entered into an amendment (“Amendment No. 3”) to Credit and Guaranty Agreement (the “Credit Agreement”) with the lender parties thereto (the “Lenders”), Societe Generale, as Administrative Agent, and CIT Lending Services Corporation, as Documentation Agent.

Pursuant to Amendment No. 3, Section 2.07(b)(ii) of the Credit Agreement was amended and restated to clarify the principal repayment schedule for the Delayed Draw Term Loan (as defined therein).

The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of Amendment No. 3 attached hereto as Exhibit 10.1.

Exhibit 10.1 was inadvertently omitted as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2010.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description of the Exhibit

10.1
Amendment No. 3, dated as of March 4, 2010, to Credit and Guaranty Agreement among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, AboveNet International, Inc., the Lenders party thereto, Societe Generale, as Administrative Agent, and CIT Lending Services Corporation, as Documentation Agent, dated as of February 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

Date: May 10, 2010	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

10.1
Amendment No. 3, dated as of March 4, 2010, to Credit and Guaranty Agreement among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, AboveNet International, Inc., the Lenders party thereto, Societe Generale, as Administrative Agent, and CIT Lending Services Corporation, as Documentation Agent, dated as of February 29, 2008.